Exhibit 4.0

COMMON STOCK	COMMON STOCK
CERTIFICATE NO. __	**___ SHARES**

OCEAN SHORE HOLDING CO.

ORGANIZED UNDER THE LAWS OF THE STATE OF NEW JERSEY

THIS CERTIFIES THAT

is the owner of: ** SPECIMEN **

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $0.01 PAR VALUE

PER SHARE OF OCEAN SHORE HOLDING CO.

The shares represented by this certificate are transferable only on the stock transfer books of Ocean Shore Holding Co. (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Company and any amendments thereto (copies of which are on file with the Corporate Secretary of the Company), to all of which provisions the holder by acceptance hereof, assents.

The shares evidenced by this certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, OCEAN SHORE HOLDING CO. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated: _________________, 2008

[SEAL]

Steven E. Brady	Kim M. Davidson
President and Chief Executive Officer	Corporate Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFTS MIN ACT - __________ custodian __________
(Cust) (Minor)
TEN ENT - as tenants by the entireties	under Uniform Gifts to Minors Act ____________________
(State)
JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

__________________________________________________ shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint ___________________________________________________________, attorney, to transfer the said stock on the books of the within-named bank with full power of substitution in the premises.

DATED: ______________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, VINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15